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                                                           EXHIBIT 21

                     SUBSIDIARIES OF RYKOFF-SEXTON, INC.

1. John Sexton & Co., a Delaware corporation. John Sexton & Co. either has done business or presently does business under the following names:
     "White River Canning Co.," Burbank-Douglas, "Continental Foods, Inc.," "Continental Foods" and "Continental Foods, Inc., a division of Rykoff-Sexton, Inc."

2.   Rykoff-Sexton Funding Corporation, a Nevada corporation

3.   US Foodservice Inc., a Delaware corporation.

4.   WS Holdings Corporation, a Delaware corporation.

5. White Swan, Inc., a Delaware corporation. White Swan, Inc., either has done business or presently does business under the following names:
     "Standard Food Service," "Watson Food Service," "Wm. E. Davis & Sons," "Restaurant Food Supply," "RFS," "US Foodservice - Austin Division," "US Foodservice - Davis Davision," "US Foodservice - Dallas Division," "US Foodservice - Standard Division," "US Foodservice - Lubbock Division," "US Foodservice - Ohio and "US Foodservice - Watson Division."

6. Mom's Produce & Food, Inc., a Texas corporation. Mom's Produce & Food, Inc. either has done business or presently does business under the name "Mom's."

7.   BRB Holdings, Inc., a Delaware corporation.

8. Biggers Brothers, Inc., a Delaware corporation. Biggers Brothers, Inc. either has done business or presently does business under the following names: "BBI" and "US Foodservice - Biggers Division."

9. King's Foodservice, Inc., a Kentucky corporation. King's Foodservice, Inc. either has done business or presently does business under the name "US Foodservice - King's Division."

10. US Foodservice of Atlanta, Inc., a Delaware corporation. US Foodservice of Atlanta, Inc. either has done business or presently does business under the name "Goode."

11. Roanoke Restaurant Service, Inc., a Virginia corporation. Roanoke Restaurant Service, Inc. either has done business or presently does business under the following names: "RRS" and "US Foodservice - Roanoke Division."

12.  F.H. Bevevino & Company, Inc., a Pennsylvania corporation. F.H.
     Beveino & Company, Inc. either has done business or presently does business under the following names: "Bevaco Food Service," "MPS," "Midwest Packer Sales," "US Foodservice - Bevaco Division," "Bevaco," "EMBCO" and "E.M. Bartikowsky."

13. US Foodservice of Florida, Inc., a Delaware corporation. US Foodservice of Florida, Inc. either has done business or presently does business under the following names: "CP,""Daniel's," "US Foodservice - Riviera Beach Division," "US Foodservice - Orlando Division," "US Foodservice - Ft. Myers Division" and "US Foodservice - Daniel's Division."

14.  USFAR Inc., a Nevada corporation.

15.  UFTM, Inc., a Delaware corporation.